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                                   RESTATED
                        CERTIFICATE OF INCORPORATION OF
                            VCS TECHNOLOGIES, INC.


     The undersigned officer of VCS Technologies, Inc. (the "Company") does hereby certify that the following Restated Certificate of Incorporation has been duly adopted by the directors and the shareholders of the Company in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware. The undersigned further certifies that the Company's Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware as of July 12, 1995. The name of the Company as stated on the original Certificate of Incorporation was "VC Solutions, Inc." and was changed to "VCS Technologies, Inc." by means of an amendment to the Certificate of Incorporation as of January 27, 1997

     First:   The name of the Company is VCS Technologies, Inc.

     Second: The registered office of the Company in the State of Delaware is to be located at 15 East North Street, Dover, Delaware 19901, in the County of Kent. The registered agent in charge thereof is Vanguard Corporate Services, Ltd.

     Third: The purpose of the Company is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     Fourth: The total number of shares of capital stock which the Company shall have authority to issue is 50,000,000 shares, of which 49,000,000 shares shall be Common Stock, $0.001 par value, of which 990,000 shares are Preferred Stock, $0.001 par value, which shall be subject to the provisions of Article Fifth, and of which 10,000 shares are Series A Preferred Stock, $0.001 par value, which shall be subject to the provisions of Article Sixth.

     Fifth: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article Fourth, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     Sixth: The powers, preferences and rights of the Series A Preferred Stock are as set forth in this Article Sixth.

              1. Dividends. The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for such purpose, cash dividends at the rate of $8.50 per share per annum (computed on the basis of a 360- day year consisting of twelve 30-day months) and no more, payable yearly no later than 90 days following the end of each fiscal year. Such dividends shall be cumulative and shall accrue, whether or not declared, from the date of issue of the Series A Preferred Stock. So long as any accrued dividends on outstanding Series A Preferred Stock shall remain unpaid, no dividends whatsoever shall be declared or paid upon, nor shall any distribution be made upon, any shares of any other class of stock of the Company (other than a dividend or distribution payable in Common Stock).

              2. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made upon Common Stock or Preferred Stock (other than the Series A Preferred Stock), the holders of Series A


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              Preferred Stock shall be entitled to be paid a cash amount of up to $100 per share, plus all unpaid dividends accrued thereon, and the holders of Series A Preferred Stock shall not be entitled to any further payment. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the payment and the place where the payment shall be payable, shall be given by mail, postage prepaid, not less than fifteen days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at the address shown on the records of the Company. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of the provisions of this
              Section 2 of Article Sixth.

              3. Conversion. The holder of any shares of Series A Preferred Stock shall have the right, at its option at any time, to convert such shares into such number of fully paid and nonassessable whole shares of Common Stock (or successor security) as is obtained by multiplying the number of shares of Series A Preferred Stock to be converted by 100 and dividing the result by the conversion price of $8.50 per share, as such conversion price may adjusted from time to time for corporate reorganizations, forward or reverse stock splits or dividends paid on the outstanding Common Stock paid in Common Stock. The rights of conversion contained in this Section 3 of Article Sixth shall be exercised by the holder by giving to the Company written notice specifying the number of shares of Series A Preferred Stock to be converted and by surrendering to the Company such certificate or certificates evidencing the shares to be converted.

              4. Redemption. The Company may elect at any time to purchase and redeem any number of outstanding shares of Series A Preferred Stock by paying to the holder thereof, in cash, the sum of $100 per share plus all unpaid dividends accrued thereon. Notice of each redemption of Series A Preferred Stock, specifying the date and place of redemption and the number of shares and certificate numbers thereof which are to be redeemed, shall be given by mail, postage prepaid, not less than fifteen days prior to the redemption date stated therein, to the holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at the address shown on the records of the Company.

              5. Voting Rights. Except as otherwise provided by law, the holders of Series A Preferred Stock shall not be entitled to vote in any proceeding or on any matter or question at any meeting of the Company's shareholders.

     Seventh: The directors of the Company shall have the power to adopt, amend or repeal the By-laws of the Company.

     Eighth: The personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     Ninth: The Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


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     IN WITNESS WHEREOF, the undersigned officer of VCS Technologies, Inc. has executed this certificate on September 22, 1998 and affirms under the penalties of perjury that the statements contained herein are true and correct.

                                             /s/ William E. Wheaton III
                                             --------------------------
                                             William E. Wheaton III
                                             President